UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 2, 2014

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On January 2, 2014, the parties closed the acquisition agreed to pursuant to a Share Purchase Agreement dated as of December 18, 2013 (the “Agreement”) among Vivity Labs Inc. (“Vivity”), each of Vivity’s shareholders and Rosetta Stone Canada Inc. (“Rosetta Stone”), an indirectly wholly-owned subsidiary of Rosetta Stone Inc.  Pursuant to the Agreement, Rosetta Stone agreed to acquire all of the outstanding shares of Vivity for approximately $12 million in cash.  Immediately following the completion of the acquisition, Vivity and Rosetta Stone were amalgamated under the laws of New Brunswick, Canada, into one corporate entity having the name “Rosetta Stone Canada Inc.”, which is an indirectly wholly-owned subsidiary of Rosetta Stone Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014

	By:	/s/ Michael C. Wu
		Name:	Michael C. Wu
		Title:	General Counsel and Secretary